                                                                      EXHIBIT 21

                          VARIAN MEDICAL SYSTEMS, INC.

                              LIST OF SUBSIDIARIES

                                                 STATE OR OTHER
                                                JURISDICTION OF
                  NAME                           INCORPORATION
                  ----                          ---------------
Varian Associates Limited                           USA, CA
Varian BioSynergy, Inc.                             USA, DE
Varian Medical Systems Latin America, Ltd.          USA, DE
Varian Oncology Systems China, Ltd.                 USA, DE
Varian Medical Systems India Pvt. Ltd.              USA, DE
Varian Medical Systems Pacific, Inc.                USA, DE
Varian Medical Systems Canada, Inc.                 USA, DE
Page Mill Corporation                               USA, MA
Mansfield Insurance Company                         USA, VT
Varian Medical Systems Australasian Pty Ltd.        Australia
Varian Medical Systems Gesellschaft m.b.H.          Austria
Varian Medical Systems Belgium N.V.                 Belgium
Varian Medical Systems Brazil Limitada              Brazil
Varian Oncology Services Scandinavia AS             Denmark
Varian Oncology Services Finland OY                 Finland
Varian Medical France S.A.S.                        France
Varian Medical Systems Deutschland G.m.b.H.         Germany
Varian Medical Systems Haan G.m.b.H.                Germany
VMS Deutschland Holdings G.m.b.H.                   Germany
Varian Medical Systems Italia S.p.A.                Italy
Varian Medical Systems K.K.                         Japan & Delaware
Nippon Oncology Systems, Ltd.                       Japan
Varian FSC B.V.                                     Netherlands
Varian Medical Systems Nederland B.V.               Netherlands
Varian Medical Systems Iberica S.L.                 Spain
Varian Medical Systems International A.G.           Switzerland
Varian Medical Systems UK Ltd.                      United Kingdom
Varian TVT Limited (not active)                     United Kingdom
Varian Philippines, Ltd. (not active)               USA, DE
Varian Medical Systems Japan, Inc. (not active)     USA, DE